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                                                                   Exhibit (j.1)



CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in the Statement of Additional Information constituting part of this Post-effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of iShares Trust of our report dated April 24, 2000, relating to the financial statement of the iShares Russell 3000 Value Index Fund which is also included in the Registration Statement. We also consent to the reference to us under the heading "Miscellaneous Information" in such Statement of Additional Information.



San Francisco, CA
April 24, 2000